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Paper documents must be typewritten or machine printed.                                                                                               ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
filed pursuant to §7-90-301, et seq. and to §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:                                                            19941010033

1. Entity name:

                                                                                PRO-DEX, INC.

                                                                                (If changing the name of the corporation, indicate name

                                                                                         BEFORE the name change)

2.  New Entity name:

       (if applicable)

                                                                                ___________________________________________

3. Use of Restricted Words (If any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	❑ “bank” or “trust” or any derivative thereof ❑ “credit union” ❑ “savings and loan” ❑ “insurance”, “casualty”, “mutual”, or “surety”

4.  Other amendments, if any, are attached.                     See Exhibit A.

5.  If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation’s period of duration

     as amended is less than perpetual, state

     the date on which the period of duration

     expires:                                                                              _____________________________________

                                                                                                              (mm/dd/yyyy)

     OR

     If the corporation’s period of duration as amended is perpetual, mark this box:    ❑

7.  (Optional) Delayed effective date:            _______________________________

                                                                                          (mm/dd/yyyy)

Notice:

Causing this documents to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.  Name(s) and address(es) of the

     individual(s) causing the document

     to be delivered for filing:                                  Ritchey                                                Jeff

                                                                                ___________________          ________________       ______________

                                                                                          (Last)                                             (First)                              (Middle)

                                                                                                                     151 E Columbine Ave.

                                                                                _________________________________________________________

                                                                                            (Street name and number or Post Office information)

                                                                                         Santa Ana                                      CA                          92707

                                                                                __________________          ______________        ______________

                                                                                       (City)                                            (State)                       (Postal/Zip Code)

                                                                                _______________________   ______________________

                                                                                         (Province – if applicable)            (Country – if not US)

     (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ❑ and include an attachment stating the name and address of such individuals.

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

EXHIBIT A

TO

ARTICLES OF AMENDMENT

FOR

PRO-DEX, INC

COLORADO ID NO. 19941010033

Item No. 4. Text of Amendment:

                        Article 9:  The number of directors of the Corporation shall be fixed in accordance with the Bylaws of the Corporation.  The

                        Board of Directors shall not be split in to separate classes nor staggered.  The adoption of this Article shall not serve to shorten the current term of any member of the Board of Directors as of

                        December 4, 2007.